Exhibit 4.05




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                          THIRD SUPPLEMENT TO INDENTURE
                          -----------------------------


                           HAYNES INTERNATIONAL, INC.

                                       and

                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION

                               (formerly known as

                         THE CONNECTICUT NATIONAL BANK),

                                     Trustee



                             Dated February 9, 1995


     Third Supplement to Indenture dated as of August 31, 1989 by and between Haynes Acquisition Corporation and The Connecticut National Bank, Trustee, as supplemented by a First Supplement to Indenture dated August 31, 1989 and a Second Supplement to Indenture dated February 2, 1990, relating to 13 1/2% Senior Subordinated Notes Due 1999.




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



                          THIRD SUPPLEMENT TO INDENTURE
                          -----------------------------


     THIRD SUPPLEMENT TO INDENTURE dated as of February 9, 1995, by and between Haynes International, Inc., a Delaware corporation (the "Company"), and Shawmut Bank Connecticut, National Association, a national banking association formerly known as The Connecticut National Bank, as trustee under the Indenture hereinafter mentioned (in such capacity, the "Trustee").

     WHEREAS, the Company and the Trustee heretofore executed an Indenture dated as of August 31, 1989 (the "Original Indenture") as supplemented by a First Supplement to Indenture dated August 31, 1989 (the "First Supplement") and a Second Supplement to Indenture dated February 2, 1990 (the "Second Supplement" and, collectively with the Original Indenture and the First Supplement, the "Indenture"), providing for the issuance of the Company's 13 1/2% Senior Subordinated Notes Due 1999 (the "Securities"); and

     WHEREAS, there have been issued and are now outstanding under the Indenture, Securities in the aggregate principal amount of $90,000,000; and

     WHEREAS, following the execution and delivery of the Second Supplement, The Connecticut National Bank changed its name to Shawmut Bank Connecticut, National Association; and

     WHEREAS, the Company desires in and by this Third Supplement to Indenture, pursuant to and as contemplated by Section 9.02 of the Indenture, to amend the
                                   ------------
Indenture as set forth herein; and

     WHEREAS, all things necessary to make this Third Supplement to Indenture a valid agreement of the Company in accordance with its terms, have been done;

     NOW, THEREFORE, THIS THIRD SUPPLEMENT TO INDENTURE WITNESSETH, that, for and in consideration of the premises, the Company agrees with the Trustee as follows:

                                   ARTICLE I.

                             AMENDMENTS TO INDENTURE
                             -----------------------

     Section 1.01.  Amendment of Section 4.12(b)(xii).  Section 4.12(b)(xii) of
     ------------   ---------------------------------   --------------------
the Indenture is hereby amended to read as follows:

          "(xii)    Other Indebtedness of the Company in an aggregate
     principal amount at any one time outstanding not to exceed an amount equal to (A) $16,000,000, less (B) the aggregate principal amount of outstanding Indebtedness permitted under clause (vi)(B) above; and"

                                   ARTICLE II.

                                SUNDRY PROVISIONS
                                -----------------

     Section 2.01.  Instruments to be Read Together.  This Third Supplement to
     ------------   -------------------------------
Indenture is supplemental to and in implementation of the Indenture; and the Original Indenture, the First Supplement, the Second Supplement and this Third Supplement to Indenture shall henceforth be read together.

     Section 2.02.  Certification.  The Company hereby certifies to the Trustee
     ------------   -------------
that the execution and delivery of this Third Supplement to Indenture and the effectuation of the amendments contemplated thereby have been authorized by the Company and that the consent of the Holders of at least a majority of the aggregate principal amount of the Securities outstanding on the date hereof has been obtained.

     Section 2.03.  Confirmation.  The Indenture as amended and supplemented by
     ------------   ------------
this Third Supplement to Indenture is in all respects confirmed and preserved.

     Section 2.04.  Terms Defined.  All terms defined elsewhere in the Indenture
     ------------   -------------
have the same meanings herein.

     Section 2.05.  Counterparts.  This Third Supplement to Indenture may be
     ------------   ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 2.06.  Effectiveness.  The provisions of this Third Supplement to
     ------------   -------------
Indenture will take effect immediately upon its execution and delivery by the Trustee.

     Section 2.07.  Governing Law.  This Third Supplement to Indenture shall be
     ------------   -------------
construed in accordance with and governed by the laws of the State of New York to the extent provided in Section 11.10 of the Indenture.
                          -------------






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



     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplement to Indenture to be duly executed, all as of the date and year first above written.

                                   HAYNES INTERNATIONAL, INC.



                                   By: /s/ MICHAEL D. AUSTIN
                                       ---------------------
                                       Michael D. Austin
                                       President


                                   SHAWMUT BANK CONNECTICUT,
                                   NATIONAL ASSOCIATION, Trustee



                                   By: /s/ PABLO DE LA CANAL
                                       ---------------------
                                       Pablo de la Canal
                                       Corporate Trust Officer

     The undersigned holders of a majority of the principal amount of the Securities outstanding on the date hereof hereby consent to the amendment of the Indenture as and to the extent set forth herein, effective as of the date and year first above written.

               Holder                             Principal Amount
               ------                             ----------------

     PUTNAM INVESTMENT MANAGEMENT, INC.
       Investment adviser for accounts holding
       Securities in the aggregate principal
       amount indicated



     By: /S/ JENNIFER L.E. LEICHTER               $37,750,000.00
         -------------------------------
         Name:  Jennifer L.E. Leichter
         Title:  Senior Vice President


     DELTEC ASSET MANAGEMENT CORPORATION
       Investment adviser for accounts holding
       Securities in the aggregate principal
       amount indicated


     By: /S/ JOHN CENTO                           $10,100,000.00
         -------------------------------
         Name:  John Cento
         Title:  Senior Vice President



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